Exhibit No. 99

FOR IMMEDIATE RELEASE

REGIS REPORTS IMPROVED SECOND QUARTER 2019 OPERATING RESULTS AND THE CONTINUED GROWTH OF ITS FRANCHISE PORTFOLIO DURING THE PERIOD

The Company Recorded The Profitable Sale And Conversion Of An Additional 133 Company Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter

Second Quarter Income Per Share From Continuing Operations of $0.01, Which Includes A Non-Cash Goodwill Derecognition Charge Related To The Sale and Conversion of Company Owned Salons; Adjusted Diluted Earnings Per Share Of $0.18 Increased $0.06 Versus Prior Year

Adjusted EBITDA of $20.6 Million is $4.0 Million, or 24.1% Favorable Year-Over-Year; Year-To-Date Adjusted EBITDA of $45.7 Million is $6.8 Million, or 17.5% Favorable Year-Over-Year Including Gains From The Sale of Salons to Franchisees

The Company Repurchased 2.9M Shares, or approximately 7% of Its Total Common Stock in the Quarter

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2018	2017 (1)	2018	2017 (1)
Consolidated Revenue	$274,671	$313,849	$562,506	$629,313
Company-owned Same-Store Sales Comps	0.5%	(0.7)%	0.5%	(0.2)%

Operating (loss) income	(1,551)	(38,479)	1,878	(22,879)
Net Income (Loss) From Continuing Operations	$417	$42,092	$(46)	$50,537
Diluted Earnings (Loss) per Share From Continuing Operations	$0.01	$0.89	$0.00	$1.07
EBITDA	$16,956	$(18,214)	$26,723	$(23,584)
as a percent of revenue	6.2%	(5.8)%	4.8%	(3.7)%

As Adjusted (2)
Net Income, as Adjusted	$8,039	$5,657	$19,356	$8,022
Diluted Earnings per Share, as Adjusted	$0.18	$0.12	$0.43	$0.17
EBITDA, as Adjusted	$20,615	$16,606	$45,749	$38,923
as a percent of revenue, as adjusted	7.5%	5.3%	8.1%	6.2%
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(1)    Amounts for fiscal year 2018 have been adjusted to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, January 29, 2019 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating hair salons, today reported second quarter 2019 net income from continuing operations of $0.4 million, or $0.01 per diluted share as compared to net income from continuing operations of $42.1 million, or $0.89 per diluted share in the second quarter of 2018, which included a one-time tax benefit of $68.9 million, or $1.46 per diluted share, related to the Tax Reform Act. The Company’s reported results include $6.5 million of non-cash goodwill derecognition associated with the sale of 133 salons to franchisees and $3.3 million of other discrete costs, partially offset by $2.2 million of related tax benefits. Excluding discrete items, and the income from discontinued operations, the Company reported second quarter 2019 as adjusted net income of $8.0 million, or $0.18 earnings per diluted share versus adjusted net income of $5.7 million, or $0.12 earnings per diluted share, for the same period last year.
Total revenue in the quarter of $274.7 million decreased $39.2 million, or 12.5%, year-over-year driven primarily by the net closure of 678 salons and the conversion of 520 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months. These reductions were partially offset by revenue growth in the Company's Franchise segment and a 50 basis point improvement in company-owned same-store sales. The positive company-owned same-store sales performance was the result of a 5.2% increase in ticket partially offset by a 4.7% decline in year-over-year transactions.
Second quarter adjusted EBITDA of $20.6 million was $4.0 million, or 24.1% favorable versus the same period last year. Excluding the $9.4 million and $0.2 million gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA of $11.2 million was $5.2 million, or 31.6% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 520 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months and the one-time benefit in the prior year period related to the discontinuance of the Company's limited loyalty program test.
On a full year basis, adjusted EBITDA of $45.7 million was $6.8 million, or 17.5% favorable versus the same period last year. Excluding the $16.5 million and $0.6 million gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA of $29.2 million was $9.1 million, or 23.8% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 520 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months and the one-time benefit in the prior year period related to the discontinuance of the Company's limited loyalty program test.

Hugh Sawyer, President and Chief Executive Officer, commented, "We remain focused on the ongoing transformation of our business and maximizing shareholder value. The gains generated from the sale of our company-owned salons during the quarter met our financial objectives for these transactions when considering not only the cash proceeds received for these salons, but also the on-going growth in predictable royalty fees, anticipated product sales, lower ongoing capital requirements, expected reductions in G&A expense and other intended ancillary benefits including establishing a platform for sustainable organic growth.” Mr. Sawyer added, “This quarter the 133 salon locations we added to our franchise portfolio were substantially from our Supercuts brand. Given our success transitioning elements of our company-owned Supercuts portfolio to franchise, we expect to consider opportunities to franchise our other company-owned brands in certain circumstances where we believe it will add to shareholder value and support an evolving strategy for our business."

Second Quarter Segment Results
Company-Owned Salons

	Three Months Ended December 31,		(Decrease) Increase	Six Months Ended December 31,		(Decrease) Increase
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Total Revenue	$234.3	$280.0	(16.4)%	$484.1	$568.9	(14.9)%
Same-Store Sales Comps, as Adjusted	0.5%	(0.7)%	120 bps	0.5%	(0.2)%	70 bps
Year-over-Year Ticket change	5.2%			4.7%
Year-over-Year Transaction (3) change	(4.7)%			(4.2)%

Gross Profit, as Adjusted(4)	97.4	117.7	(17.3)%	206.0	242.3	(15.0)%
as a percent of revenue	41.6%	42.0%	(40) bps	42.5%	42.6%	(10) bps

EBITDA, as Adjusted	21.3	26.6	(20.1)%	48.9	59.9	(18.4)%
as a percent of revenue	9.1%	9.5%	(40) bps	10.1%	10.5%	(40) bps

Total Company-owned Salons	3,668	4,865	(24.6)%
as a percent of total Company-owned and Franchise salons	46.2%	55.3%	(910) bps
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

(3)	Defined as total transactions and is what the Company had historically referred to as Traffic

(4)	Gross profit, as Adjusted, excludes depreciation and amortization.

Second quarter revenue for the Company-owned salon segment decreased $45.8 million, or 16.4%, versus the prior year to $234.3 million. The year-over-year decline in revenue was driven by the decrease of approximately 1,197 salons over the past 12 months and a one-time benefit associated with the termination of the limited loyalty program test in the prior year, partially offset by an increase in same-store sales of 0.5%. The year-over-year increase in company-owned same store sales was driven by a 5.2% increase in average ticket, partially offset by a decrease in transactions of 4.7%.
Second quarter adjusted EBITDA of $21.3 million decreased $5.3 million, or 20.1% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 520 company-owned salons that were profitably sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the one-time benefit associated with the termination of the limited loyalty program test in the prior year period and strategic investments in marketing and advertising, including the support of the Company's Supercuts MLB sponsorship partially offset by management initiatives.

Franchise

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Revenue
Product	$10.6	$8.7	21.9%	$20.7	$16.4	26.2%
Product sold to The Beautiful Group	7.2	6.4	13.3%	12.7	6.4	99.9%
Total product	$17.8	$15.1	18.3%	$33.4	$22.8	46.8%
Royalties and fees	22.6	18.7	20.6%	45.0	37.6	19.6%
Total Revenue	$40.4	$33.8	19.6%	$78.4	$60.4	29.9%

EBITDA, as Adjusted	8.5	8.6	(1.3)%	18.3	17.1	7.0%
as a percent of revenue	20.9%	25.3%	(440) bps	23.4%	28.4%	(500) bps

Total Franchise Salons	4,266	3,929	8.6%
as a percent of total Company-owned and Franchise salons	53.8%	44.7%	910.0%
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."
Second quarter Franchise revenue was $40.4 million, a $6.6 million, or 19.6%, increase compared to the prior year quarter. Royalties and fees were $22.6 million, a $3.9 million, or 20.6% increase versus the same period last year. Royalties and fees increased 20.6% driven primarily by increased franchise salon counts. Product sales to franchisees of $17.8 million increased $2.8 million versus the same period last year driven primarily by increased franchise salon counts.
Franchise adjusted EBITDA of $8.5 million decreased $0.1 million, or 1.3% year-over-year driven primarily by planned strategic G&A investments to enhance the Company's franchisor capabilities and support the increased volume and cadence of transactions and conversions into the Franchise portfolio along with a decrease in margins on product sold to franchisees offset by the increase in revenue.
Other Company Updates
Adoption of New Accounting Standard
On July 1, 2018, the Company adopted amended revenue recognition guidance. For comparability the Company has adjusted prior reporting periods, including the three and six months ended December 31, 2017. As a result, future financial statements will be comparable to the prior year results, but they will not be comparable to the financial results issued previously.

Other Key Events

•	The Company successfully closed on a sale and leaseback of its Salt Lake City, Utah Distribution Center resulting in $18 million of cash proceeds.

•	The Company repurchased 2,900,000 common shares, which is approximately 7% of its total common stock, at an average price of $16.99 per share for a total of $48.9 million.

•	The Company profitably sold and transferred 133 Company-owned salons to its asset-light franchise portfolio. The impact of these transactions is as follows:

	Three Months Ended December 31,		(Decrease) Increase	Six Months Ended December 31,		(Decrease) Increase
(Dollars in thousands)	2018	2017		2018	2017

Salons sold to franchisees (1)	133	1,219	(1,086)	257	1,311	(1,054)
Cash proceeds received in quarter	$11,628	$1,224	$10,404	$24,050	$2,696	$21,354

Gain on sale of venditions, excluding goodwill derecognition	$9,369	$167	$9,202	$16,501	$560	$15,941
Non-cash goodwill derecognition	(6,504)	(271)	(6,233)	(17,596)	(542)	(17,054)
Gain (loss) from sale of salon assets to franchisees, net	$2,865	$(104)	$2,969	$(1,095)	$18	$(1,113)
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(1)	In October 2017, the Company sold substantially all of its mall-based salon business in North America, representing
858 salons, and substantially all of its International segment, representing approximately 250 salons in the UK, to The Beautiful Group (TBG).

Transformational Strategy Update

The Company continued to make progress during the quarter implementing elements of its transformational strategy which includes among other initiatives:

•	Accelerating the growth of the Company's asset-light franchise portfolio where it believes it will add to shareholder value and support an evolving strategy for the business

•	The elimination of non-core, non-essential G&A

•	Investments in technology to establish a frictionless relationship with customers, franchisees and stylists

•	Additional franchisor capabilities and services

•	Trend-driven merchandise offerings

•	Differentiated digital advertising and the Company's MLB relationship

•	Customer data and analytics

•	Stylist recruiting and training
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results today, January 29, 2019, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (888) 208-1711 and entering access code 2197163. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 2197163.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of December 31, 2018, the Company owned, franchised or held ownership interests in 8,021 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Andrew Lacko
952-918-4175
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; The Beautiful Group's ability to transition and operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.
REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	December 31, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$96,954	$110,399
Receivables, net	32,329	52,430
Inventories	85,583	79,363
Other current assets	34,267	47,867
Total current assets	249,133	290,059

Property and equipment, net	96,133	105,860
Goodwill	393,774	412,643
Other intangibles, net	9,736	10,557
Other assets	40,379	37,616
Total assets	$789,155	$856,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,127	$57,738
Accrued expenses	86,634	100,716
Total current liabilities	143,761	158,454

Long-term debt	90,000	90,000
Long-term lease liability	17,646	—
Other noncurrent liabilities	112,738	121,843
Total liabilities	364,145	370,297
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 41,472,468 and 45,258,571 common shares at December 31, 2018 and June 30, 2018 respectively	2,074	2,263
Additional paid-in capital	128,964	194,436
Accumulated other comprehensive income	8,145	9,656
Retained earnings	285,827	280,083

Total shareholders’ equity	425,010	486,438

Total liabilities and shareholders’ equity	$789,155	$856,735

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Six Months Ended December 31, 2018 and 2017
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Service	$190,419	$223,278	$398,267	$458,908
Product	61,649	71,832	119,240	132,790
Royalties and fees	22,603	18,739	44,999	37,615
	274,671	313,849	562,506	629,313
Operating expenses:
Cost of service	114,931	134,850	236,428	274,686
Cost of product	36,350	39,864	68,531	70,026
Site operating expenses	35,563	38,598	72,384	78,627
General and administrative	45,836	48,592	93,563	83,758
Rent	34,642	65,473	70,620	107,889
Depreciation and amortization	8,900	24,951	19,102	37,206
Total operating expenses	276,222	352,328	560,628	652,192

Operating (loss) income	(1,551)	(38,479)	1,878	(22,879)

Other (expense) income:
Interest expense	(1,072)	(2,169)	(2,078)	(4,307)
Gain (loss) from sale of salon assets to franchisees, net	2,865	(104)	(1,095)	18
Interest income and other, net	629	2,019	989	2,439

Income (loss) from continuing operations before income taxes	871	(38,733)	(306)	(24,729)

Income tax (expense) benefit	(454)	80,825	260	75,266

Income (loss) from continuing operations	417	42,092	(46)	50,537

Income (loss) from discontinued operations, net of taxes	6,113	(6,601)	5,849	(40,368)

Net income	$6,530	$35,491	$5,803	$10,169

Net income per share:
Basic:
Income (loss) from continuing operations	$0.01	$0.90	$0.00	$1.08
Income (loss) from discontinued operations	0.14	(0.14)	0.13	(0.86)
Net income per share, basic (1)	$0.15	$0.76	$0.13	$0.22
Diluted:
Income (loss) from continuing operations	$0.01	$0.89	$0.00	$1.07
Income (loss) from discontinued operations	0.14	(0.14)	0.13	(0.86)
Net income per share, diluted (1)	$0.15	$0.75	$0.13	$0.22

Weighted average common and common equivalent shares outstanding:
Basic	43,619	46,821	44,175	46,719
Diluted	44,479	47,314	44,175	47,053
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(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net income	$6,530	$35,491	$5,803	$10,169
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments during the period:
Foreign currency translation adjustments	(2,592)	(376)	(1,511)	2,276
Reclassification adjustments for losses included in net income	—	6,152	—	6,152
Net current period foreign currency translation adjustments	(2,592)	5,776	(1,511)	8,428
Comprehensive income	$3,938	$41,267	$4,292	$18,597

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Six Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$5,803	$10,169
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash impairment and other adjustments related to discontinued operations	176	25,095
Depreciation and amortization	16,799	20,491
Depreciation related to discontinued operations	—	3,038
Deferred income taxes	(7,915)	(80,691)
Gain on life insurance	—	(7,986)
Loss (gain) from sale of salon assets to franchisees, net	1,095	(18)
Salon asset impairments	2,303	16,715
Accumulated other comprehensive income reclassification adjustment	—	6,152
Stock-based compensation	4,552	4,618
Amortization of debt discount and financing costs	138	703
Other non-cash items affecting earnings	(681)	(105)
Changes in operating assets and liabilities, excluding the effects of asset sales	(33,223)	(10,593)
Net cash (used in) operating activities	(10,953)	(12,412)

Cash flows from investing activities:
Capital expenditures	(16,804)	(13,773)
Capital expenditures related to discontinued operations	—	(1,171)
Proceeds from sale of assets to franchisees	24,050	2,696
Proceeds from company-owned life insurance policies	24,616	18,108
Net cash provided by investing activities	31,862	5,860

Cash flows from financing activities:
Proceeds on issuance of common stock	330	—
Repurchase of common stock	(65,136)	—
Settlement of equity awards	—	(375)
Taxes paid for shares withheld	(2,305)	(2,039)
Net proceeds from sale and leaseback transaction	18,068	—
Net cash used in financing activities	(49,043)	(2,414)

Effect of exchange rate changes on cash and cash equivalents	(174)	253

Decrease in cash, cash equivalents, and restricted cash	(28,308)	(8,713)

Cash, cash equivalents and restricted cash:
Beginning of period	148,774	208,634
Cash, cash equivalents and restricted cash included in current assets held for sale	—	1,352
Beginning of period, total cash, cash equivalents and restricted cash	148,774	209,986
End of period	$120,466	$201,273

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REGIS CORPORATION
Company-owned same-store sales

COMPANY-OWNED SAME-STORE SALES (1):

	For the Three Months Ended
	December 31, 2018			December 31, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	4.3	(1.0)	2.6	(2.5)	0.5	(1.5)
Supercuts	(1.4)	(2.9)	(1.5)	2.1	(4.8)	1.4
Signature Style	(0.1)	(1.6)	(0.3)	(1.0)	(3.4)	(1.3)
Consolidated	1.0%	(1.4)%	0.5%	(0.7)%	(0.8)%	(0.7)%

	For the Six Months Ended
	December 31, 2018			December 31, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	2.8	(0.4)	1.8	(0.8)	0.4	(0.5)
Supercuts	(0.3)	(4.4)	(0.6)	2.3	(5.3)	1.6
Signature Style	0.1	(1.4)	—	(0.6)	(4.4)	(1.1)
Consolidated	0.9%	(1.1)%	0.5%	0.1%	(1.2)%	(0.2)%
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(1) Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-wide location counts

	December 31, 2018	June 30, 2018
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,615	1,660
Supercuts	760	928
Signature Style	1,293	1,378
Total Company-owned Salons	3,668	3,966
as a percent of total Company-owned and Franchise salons	46.2%	49.1%

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	594	561
Supercuts	1,930	1,739
Signature Style	747	745
Total franchise locations, excluding TBG	3,271	3,045
as a percent of total Company-owned and Franchise salons	41.2%	37.7%

Total North America TBG Salons (1)	732	807
as a percent of total Company-owned and Franchise salons	9.2%	10.0%

Total North American Salons	4,003	3,852

Total International TBG Salons (1)	263	262
as a percent of total Company-owned and Franchise salons	3.3%	3.2%

Total Franchise Salons	4,266	4,114
as a percent of total Company-owned and Franchise salons	53.8%	50.9%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	87	88

Grand Total, System-wide	8,021	8,168
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(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and six ended months ended December 31, 2018 and 2017:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring costs.

•	Professional fees.

•	Legal fees.

•	Severance expense.

•	Executive transition costs.

•	Gain on life insurance proceeds.

•	Goodwill derecognition.

•	Impact of tax reform.

•	Discontinued operations.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating (loss) income and U.S. GAAP net income to equivalent non-GAAP measures
		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2018	2017	2018	2017
U.S. GAAP revenue		$274,671	$313,849	$562,506	$629,313

U.S. GAAP operating (loss) income		$(1,551)	$(38,479)	$1,878	$(22,879)

Non-GAAP operating expense adjustments (1)
SmartStyle restructuring costs	Cost of product	—	585	—	585
Professional fees	General and administrative	2,759	806	4,050	1,636
Legal fees	General and administrative	439	—	439	—
Severance	General and administrative	70	2,295	2,790	2,828
Executive transition costs	General and administrative	—	146	—	418
SmartStyle restructuring costs	General and administrative	—	117	—	117
Gain on life insurance proceeds	General and administrative	—	—	—	(7,986)
SmartStyle restructuring costs, net	Rent	—	23,999	—	23,999
SmartStyle restructuring costs	Depreciation and amortization	—	12,880	—	12,880
Total non-GAAP operating expense adjustments		3,268	40,828	7,279	34,477

Non-GAAP operating income (1)		$1,717	$2,349	$9,157	$11,598

U.S. GAAP net income		$6,530	$35,491	$5,803	$10,169

Non-GAAP net income adjustments:
Non-GAAP operating expense adjustments		3,268	40,828	7,279	34,477
Goodwill derecognition	Interest income and other, net	6,504	271	17,596	542
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(2,150)	(8,631)	(5,473)	(8,631)
Impact of tax reform	Income taxes	—	(68,903)	—	(68,903)
Discontinued operations, net of income tax	(Income) loss from discontinued operations, net of tax	(6,113)	6,601	(5,849)	40,368
Total non-GAAP net income adjustments		1,509	(29,834)	13,553	(2,147)
Non-GAAP net income		$8,039	$5,657	$19,356	$8,022
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended December 31, 2018, and 2017, were 0.6% and 0.7%, and were 1.6% and 1.8% for the six months ended December 31, 2018, and 2017, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended December 31, 2018, and 2017, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net income per diluted share to non-GAAP net income per diluted share
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
U.S. GAAP net income per diluted share	$0.147	$0.750	$0.131	$0.216
SmartStyle restructuring costs, net	—	0.628	—	0.631
Severance (1)	0.001	0.038	0.048	0.050
Professional fees (1)	0.048	0.013	0.070	0.031
Legal fees	0.008	—	0.008	—
Gain on life insurance proceeds (1)	—	—	—	(0.170)
Executive transition costs (1)	—	0.002	—	0.008
Goodwill derecognition (1)	0.114	0.005	0.305	0.010
Impact of tax reform	—	(1.456)	—	(1.464)
Discontinued operations, net of tax	(0.137)	0.140	(0.130)	0.858
Impact of change in weighted average shares (3)	—	—	(0.003)	—
Non-GAAP net income per diluted share (2)	$0.181	$0.120	$0.429	$0.170

U.S. GAAP Weighted average shares - basic	43,619	46,821	44,175	46,719
U.S. GAAP Weighted average shares - diluted	44,479	47,314	44,175	47,053
Non-GAAP Weighted average shares - diluted (3)	44,479	47,314	45,078	47,053
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended December 31, 2018, and 2017, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the six months ended December 31, 2018 included additional shares for common stock equivalents of 0.9 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q2 FY19 Discrete Items
(Dollars in thousands)
(Unaudited)

	Pre-Tax	Income Taxes	Net Income
Severance	$70	$(15)	$55
Professional fees	2,759	(607)	2,152
Legal fees	439	(97)	342
Goodwill derecognition	6,504	(1,431)	5,073
	$9,772	$(2,150)	$7,622

Discontinued operations, net of tax	$750	$(6,863)	$(6,113)

Total	$10,522	$(9,013)	$1,509

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and six months ended December 31, 2018, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended December 31, 2018
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$14,538	$8,240	$(16,248)	$6,530
Interest expense, as reported	—	—	1,072	1,072
Income taxes, as reported	—	—	454	454
Depreciation and amortization, as reported	6,728	215	1,957	8,900
EBITDA (as defined above)	$21,266	$8,455	$(12,765)	$16,956

Professional fees	—	—	2,759	2,759
Legal fees	—	—	439	439
Severance	—	—	70	70
Goodwill derecognition	—	—	6,504	6,504
Discontinued operations, net of tax	—	—	(6,113)	(6,113)
Adjusted EBITDA, non-GAAP financial measure	$21,266	$8,455	$(9,106)	$20,615

	Three Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$(20,131)	$8,478	$47,144	$35,491
Interest expense, as reported	—	—	2,169	2,169
Income taxes, as reported	—	—	(80,825)	(80,825)
Depreciation and amortization, as reported	22,054	91	2,806	24,951
EBITDA (as defined above)	$1,923	$8,569	$(28,706)	$(18,214)

SmartStyle restructuring costs, net	24,686	—	15	24,701
Severance	—	—	2,295	2,295
Professional fees	—	—	806	806
Executive transition costs	—	—	146	146
Goodwill derecognition	—	—	271	271
Discontinued operations	—	—	6,601	6,601
Adjusted EBITDA, non-GAAP financial measure	$26,609	$8,569	$(18,572)	$16,606

____________________________________
Notes:

(1)
Consolidated EBITDA margins for the three months ended December 31, 2018, and 2017, were 6.2% and (5.8)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.

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	For the Six Months Ended December 31, 2018
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$34,114	$17,960	$(46,271)	$5,803
Interest expense, as reported	—	—	2,078	2,078
Income taxes, as reported	—	—	(260)	(260)
Depreciation and amortization, as reported	14,785	373	3,944	19,102
EBITDA (as defined above)	$48,899	$18,333	$(40,509)	$26,723

Professional fees	—	—	4,050	4,050
Severance	—	—	2,790	2,790
Legal fees	—	—	439	439
Goodwill derecognition	—	—	17,596	17,596
Discontinued operations	—	—	(5,849)	(5,849)
Adjusted EBITDA, non-GAAP financial measure	$48,899	$18,333	$(21,483)	$45,749

	For the Six Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$3,308	$16,950	$(10,089)	$10,169
Interest expense, as reported	—	—	4,307	4,307
Income taxes, as reported	—	—	(75,266)	(75,266)
Depreciation and amortization, as reported	31,948	183	5,075	37,206
EBITDA (as defined above)	$35,256	$17,133	$(75,973)	$(23,584)

SmartStyle restructuring costs, net	24,686	—	15	24,701
Severance	—	—	2,828	2,828
Professional fees	—	—	1,636	1,636
Executive transition costs	—	—	418	418
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Goodwill derecognition	—	—	542	542
Discontinued operations	—	—	40,368	40,368
Adjusted EBITDA, non-GAAP financial measure	$59,942	$17,133	$(38,152)	$38,923
____________________________________
Notes:
(1) Consolidated EBITDA margins for the six months ended December 31, 2018, and 2017 were 4.8% and (3.7)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended December 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$190,419	$—	$—	$190,419
Product	43,831	17,818	—	61,649
	234,250	17,818	—	252,068

Cost of service	114,931	—	—	114,931
Cost of product	21,901	14,449	—	36,350
	136,832	14,449	—	151,281

U.S. GAAP and Non-GAAP gross profit (1)	$97,418	$3,369	$—	$100,787

	Three Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$223,278	$—	$—	$223,278
Product	56,764	15,068	—	71,832
	280,042	15,068	—	295,110

Cost of service	134,850	—	—	134,850
Cost of product	28,044	11,820	—	39,864
	162,894	11,820	—	174,714

U.S. GAAP gross profit (1)	$117,148	$3,248	$—	$120,396

Non- GAAP gross profit adjustments:
SmartStyle restructuring discounting	585	—	—	585
Non-GAAP gross profit (1)	$117,733	$3,248	$—	$120,981
____________________________________
Notes:
(1) Gross profit excludes depreciation and amortization.

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	For the Six Months Ended December 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$398,267	$—	$—	$398,267
Product	85,793	33,447	—	119,240
	484,060	33,447	—	517,507

Cost of service	236,428	—	—	236,428
Cost of product	41,669	26,862	—	68,531
	278,097	26,862	—	304,959

U.S. GAAP and Non-GAAP gross profit (1)	$205,963	$6,585	$—	$212,548

	For the Six Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$458,908	$—	$—	$458,908
Product	110,000	22,790	—	132,790
	568,908	22,790	—	591,698

Cost of service	274,686	—	—	274,686
Cost of product	52,491	17,535	—	70,026
	327,177	17,535	—	344,712

U.S. GAAP gross profit (1)	$241,731	$5,255	$—	$246,986

Non- GAAP gross profit adjustments:
SmartStyle restructuring discounting	585	—	—	585
Non-GAAP gross profit (1)	$242,316	$5,255	$—	$247,571
____________________________________
Notes:
(1) Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to company-owned same-store sales
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenue decline, as reported (U.S. GAAP)	(12.5)%	(2.3)%	(10.6)%	(2.6)%
Effect of new company-owned stores	0.0	(0.6)	0.0	(0.6)
Effect of closed salons	5.7	1.9	5.6	2.0
Effect of salons sold to franchisees	8.7	2.8	7.7	2.2
Franchise other	(2.7)	(4.9)	(3.6)	(1.9)
Franchise same-store sales	0.5	2.1	1.1	0.3
Foreign currency	0.3	(0.4)	0.3	(0.3)
Other	0.9	0.7	0.4	0.8
Advertising fund	(0.4)	—	(0.4)	(0.1)
Same-store sales, non-GAAP	0.5%	(0.7)%	0.5%	(0.2)%

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